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                                                                   EXHIBIT 10.11


                           DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS OF WYLE ELECTRONICS
                      (as amended effective May 13, 1997)

        1.      Establishment of Plan.
                ----------------------

                There is hereby established for the benefit of the directors of Wyle Electronics (the "Company") an unfunded plan of voluntary deferred compensation to be known as the "Directors Deferred Compensation Plan".

        2.      Effective Date.
                ---------------

                This plan shall become effective on November 1, 1984.

        3.      Election to Participate in the Plan.
                ------------------------------------

                (a) A Director of the Company, who is not an employee, may elect to have all or part of his Director Compensation (i.e., all sums of money which are payable to him for his services as a Director of the Company, except for reimbursement for travel and business expenses) otherwise payable to him during a calendar year deferred and paid to him during a calendar year Deferred and paid to him as Deferred Compensation in accordance with the further provisions hereof. Partial elections must be in increments of ten percent of the Directors Compensation.

                (b) In order to participate in the Directors Deferred Compensation Plan during any single calendar year, then on or before December 31, of the preceding calendar year (or within 30 days after the adoption of the plan), a Director must file with the Secretary of Company (hereinafter called the "Secretary") a letter addressed to the Secretary, stating: "I hereby elect to participate in the Directors


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Deferred Compensation Plan during the calendar year              and succeeding
                                                    ------------
calendar years. I hereby elect to defer      % of my Directors Compensation
                                        -----
during such years.

                (c) Each election made in accordance with Sections 3(b), 3(d) or 3(e) shall be effective until revoked in writing by the Director, provided however that in the event of a revocation the amounts deferred on the date of revocation shall not be paid to the Director until he ceases to be a director.

                (d) Any person elected to fill a vacancy on the Board and who was not a director on the preceding December 31 may elect, before attendance at his first Board Meeting, to defer all or a part of his Director Compensation for the balance of the calendar year and for succeeding calendar years.

                (e) Effective March 31, 1995, any Director, who is employed by the Company, and who ceases employment with the Company and who remains a Director of the Company shall be eligible to participate in the Directors Deferred Compensation Plan. Such Director may elect to defer all or a part of his Director Compensation to be earned for services performed as a member of the Board for the balance of the calendar year during which the Director's termination from employment occurs and for succeeding calendar years. Such election must be made prior to the Director's cessation of employment with the Company.



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        4.      Accrual of Interest.
                --------------------

                Interest on each Director's Deferred Compensation will be compounded on the first day of each month based upon the balance of each Director's Deferred Compensation account as of the first day of the preceding month at a rate equal to the then current Bank of America NT&SA prime rate. After payment of deferred compensation commences, interest shall accrue (at the same aforementioned "floating" rate and compounded monthly) on the unpaid balance thereof until all such Deferred Compensation has been paid.

        5.      Accounting.
                -----------

                No fund or escrow deposit shall be established for any Deferred Compensation payable pursuant to this plan, and the obligation to pay Deferred Compensation hereunder shall be a general unsecured obligation of the Company. However, the Secretary shall keep a record of all sums which each Director has elected to have paid as Deferred Compensation and of interest accrued thereon. Within sixty (60) days after the close of each calendar year, the Secretary shall furnish each Director who has participated in the plan for at least one calendar year, a statement of all sums, including interest, which has accrued to the account of such director as of December 31 of the preceding calendar year.

        6.      Payment.
                --------

                (a) In the absence of an election to the contrary, Deferred Compensation shall be paid to each participating Director in 120 equal monthly installments, plus interest on the unpaid balance commencing on the 15th day of the


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month following the month in which he ceases to be a director, or in which he retires from, or otherwise ceases to engage in his principal occupation, whichever later occurs, and on the 15th day of each calendar month thereafter until all such Deferred Compensation (including interest accrued thereon) has been paid in full. However, if the participating director dies before receiving any or all of the Deferred Compensation (including interest) accrued to his account, then payment shall be made in a lump sum to any beneficiary or beneficiaries he may designate, as provided in Paragraph B of this Section 6, or in the absence of such designation, to his estate. The Board also has the discretion to accelerate payment of the Deferred Compensation if the director ceases to be a director for any other reason.

                (b) Each director who elects to participate in this plan shall file with the Secretary a notice in writing designating:

                        (i) one or more beneficiaries to whom payments otherwise due him shall be made in the event of his death prior to receiving payment of all of his Deferred Compensation hereunder;

                        (ii) method of payment, either single sum or installments, of the Deferred Compensation; and

                        (iii) the Board has the discretion to accelerate the payment schedule on the request of the participant or beneficiary, if there is financial emergency or severe hardship for reasons beyond the control of the participant or beneficiary and the


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                                particular amounts as are necessary to meet the
                                emergency will be distributed ahead of schedule.

        7.      Nonalienation of Benefits.
                --------------------------

                No right or benefit under this plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or change, and any attempt to alienate, sell, assign, pledge, encumber or change the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

        8.      Amendment or Termination of Plan.
                ---------------------------------

                The Board of Directors of the Company may amend or terminate this plan at any time; provided, however, any amendment or termination of this plan shall not affect the rights of participating directors of beneficiaries to payments in accordance with Section 6, of amounts accrued to credit of such directors or beneficiaries at the time of such amendment or termination.


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                           DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS OF WYLE ELECTRONICS
                           (as amended May 13, 1997)


                                   Appendix A
                                   ----------

                  Special Provisions Concerning Edward Sanders
                          (Effective January 1, 1997)


        Notwithstanding anything in the other provisions of the Plan, the following provisions shall govern the payment of benefits to Edward Sanders:

        1. On the first business day of each year, commencing with January 2, 1998, a payment of the lesser of (i) $100,000, or (ii) the remaining unpaid balance of Mr. Sanders' benefit shall be made to Mr. Sanders. Such payments shall continue until the entire amount of Mr. Sanders' deferred compensation is paid.

        2. Interest shall continue to accrue on the unpaid amount of Mr. Sanders' deferred compensation, pursuant to paragraph 4 of the Plan; provided, however, that if a rate of interest higher than that set forth in paragraph 4 is provided to any participant, Mr. Sanders' unpaid deferred compensation will also accrue interest at such higher rate.

        3. The payment of Mr. Sanders' deferred compensation shall be accelerated and the entire remaining unpaid balance (including interest accrued thereon) shall be paid in a single lump sum payment upon the occurrence of the earliest of any of the following events:

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        (a)     Upon the occurrence of any of the events set forth in
Paragraphs 1, 2 or 3 of subparagraph (a) or upon the occurrence of the event described in subparagraph (b) of Section 3.2(b) of the Directors' Deferred Compensation Trust Agreement;

        (b) Upon the occurrence of any events which causes rights to become exercisable under this Company's Amended and Restated Rights Agreement, dated February 23, 1995, with Chemical Bank, as Rights Agent;

        (c) If the closing price of the Company's common stock on the New York Stock Exchange is less than $16 per share for a period of five or more consecutive trading days; provided, however, that the $16 threshold shall be appropriately adjusted in the event of a stock split or other similar occurrence; or

        (d) Upon death of Mr. Sanders, in which case payment shall be made to Mr. Sanders' beneficiaries.